UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anghami Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16th Floor, Al-Khatem Tower, WeWork Hub 71 Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.0001 per share	The NASDAQ Stock Market LLC
Warrants, each exercisable for one Ordinary Share at an exercise price of $11.50 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260234

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common ordinary shares, par value of US$0.0001 per share (the “Ordinary Shares”), of Anghami Inc. (the “Company”), and the warrants of the Company, each entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share (the “Warrants”).

The description of the Ordinary Shares and Warrants contained in the section entitled “Description of Pubco’s Securities” and of the rights of holders of Ordinary Shares contained in the section entitled “Comparison of Shareholder Rights” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (File No. 333-260234), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 14, 2021, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

The Ordinary Shares and Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “ANGH” and “ANGHW”, respectively.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Anghami Inc.

	By:	/s/ Edgard Maroun
		Name:	Edgard Maroun
		Title:	Chief Executive Officer

Date: February 3, 2022